Exhibit 10.9

                              EMPLOYMENT AGREEMENT

     This agreement is made this 4th day of November 2004, at the City of Atlanta, County of Fulton, State of Georgia, between Cascade Mountain Mining, Inc., referred to below as employer, and Marc Ebersole, referred to below as employee.
                                    RECITALS

     A. Employer is engaged in the business of valet parking, parking management, vehicle immobilization and related services and maintains an office in the City of Atlanta, County of Fulton, State of Georgia.

     B. Employee is willing to be employed by employer, and employer is willing to employ employee, on the terms, covenants, and conditions set forth in this agreement.

     In consideration of the mutual covenants and promises of the parties, employer and employee covenant and agree as follows:

                                    SECTION I

                        NATURE OF AND PLACE OF EMPLOYMENT

     Employer employs employee as President and Chief Executive Officer, and employee does accept this employment. Employee shall be responsible for day to day operation of employer, and shall perform any other duties as are customarily performed by one holding such a position in other same or similar businesses or enterprises as that engaged in by employer, and shall also additionally render any other and unrelated services and duties as may be assigned to him from time to time by employer.

                                   SECTION II

                    MANNER OF PERFORMANCE OF EMPLOYEES DUTIES

     Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, perform all of the duties that may be required of and from him pursuant to the express and implicit terms of this agreement, to the reasonable satisfaction of employer. The duties shall be rendered in Atlanta, Georgia and at any other place or places as employer shall in good faith require or as the interests, needs, business, and opportunities of employer shall require or make advisable.

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                                   SECTION III

                             DURATION OF EMPLOYMENT

     The term of this agreement shall be for a period of five years, commencing on November 4, 2004 and terminating on October 31, 2009 (the "Employment Period"), subject, however, to prior termination as provided in this agreement.

                                   SECTION IV

                            PAYMENT AND REIMBURSEMENT

     Employer shall pay employee and employee agrees to accept from employer, in full payment for employees services under this agreement, compensation at the rate of $120,000.00 per annum ("Basic Compensation"), payable twice a month of the 15th and last day of each month during which this agreement shall be in force. In addition, employer will provide employee with health benefits and an automobile allowance of $950.00 per month until such time as note on employee's vehicle is paid in full. Employee shall be eligible for an annual bonus, not to exceed 50% of Basic Compensation, as approved by the unanimous vote of the Board of Directors.

In addition, employer agrees that it will reimburse employee for any and all necessary, customary, and usual expenses incurred by him while traveling for and on behalf of the employer pursuant to employers directions.

                                    SECTION V

             DISCONTINUANCE OF BUSINESS AS TERMINATION OF EMPLOYMENT

     Anything contained in this agreement to the contrary notwithstanding, in the event that employer shall discontinue its operations, then this agreement shall cease and terminate as of the last day of the month in which employer ceases operations with the same force and effect as if that last day of the month were originally set forth as the termination date of this agreement.

                                   SECTION VI

                  DEVOTION BY EMPLOYEE OF FULL TIME TO BUSINESS

     Employee shall devote all of his time, attention, knowledge, and skill solely and exclusively to the business and interest of employer, and employer shall be entitled to all of the benefits, arising from or incident to any and all work, services, and advice of employee, and employee agrees that during the term of this agreement he will not be interested, directly or indirectly, in any manner, as partner, officer, director, shareholder, advisor, employee, independent contractor, agent, consultant or in any other form or capacity, in any other business similar to employers business.

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                                   SECTION VII

                NONDISCLOSURE OF INFORMATION CONCERNING BUSINESS

     Employee further specifically agrees that he will not at any time, in any manner, either directly or indirectly, divulge or communicate to any person, firm, or corporation any information concerning any matters affecting or relating to the business of employer, including, without limiting the generality of the foregoing, the names of any of its customers, the prices it obtains or has obtained or at which it sells or has sold its products and services, or any other information of, about, or concerning the business of employer, its manner of operation, its plans, processes, or other data of any kind without regard to whether any or all of the foregoing matters would be deemed confidential, materials, or important. The parties stipulate that as between them, the matters that are important, materials, and confidential are those which affect the effective and successful conduct of the business of the employer, and its goodwill, and that any breach of the terms of this paragraph is a material breach of this agreement.

                                  SECTION VIII

                             VACATIONS AND HOLIDAYS

     The Employee will be entitled to paid vacation each Calendar in accordance with the vacation policies of the employer in effect for its executive officers from time to time, but in no event to exceed fifteen days paid vacation and sick days. Vacation must be taken by the employee at such time or times as reasonably approved by the Chairman of the Board. The Employee will also be entitled to the paid holidays set forth in the employers policies. Vacation days, sick days and holidays during any calendar year that are not used by the Employee during such calendar year may not be used in any subsequent calendar year. No vacation or sick days shall accrue in 2004.

                                   Section IX

1)   TERMINATION

     a)   EVENTS  OF  TERMINATION

     The Employment Period and the Employees Basic Compensation, and any and all other rights of the Employee under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section IX):

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     i)   upon  the  death  of  the  Employee;

     ii) upon the disability of the Employee (as defined in Section 9(b)) immediately upon notice from either party to the other; or

     iii) for cause (as defined in Section 9(c)), immediately upon notice from the Employer to the Employee, or at such later time as such notice may specify; or

     b)   DEFINITION  OF  DISABILITY

          For purposes of Section 9(a), the Employee will be deemed to have a "disability" if, for physical or mental reasons, the Employee is unable to perform the Employees duties under this Agreement for 45 consecutive days, or 60 days during any twelve month period, as determined in accordance with this Section 9(b). The disability of the Employee will be determined by the board of directors in good faith.

     c)   DEFINITION  OF  "FOR  CAUSE"

     For purposes of Section 9(a), the phrase "for cause" means: (a) the Employees breach of this Agreement or the Noncompetition Agreement entered into between the employer and the Employee (the "Noncompetition Agreement"); (b) the Employees failure to adhere to any written Employer policy if the Employee has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employers funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

     d)   TERMINATION  PAY

     Effective upon the termination of this Agreement, the Employer will be obligated to pay the Employee (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this
Section 9(d), and in lieu of all other amounts and in settlement and complete release of all claims the Employee may have against the Employer for any amounts due and owing to Employee under this or any other agreement. For purposes of this Section 9(d), the Employee's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Employee may designate by notice to the Employer from time to time or, if the Employee fails to give notice to the Employer of such a beneficiary, the Employee's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Employee, to determine whether any beneficiary designated by the Employee is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Employee's personal representative (or the trustee of a trust established by the Employee) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

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     i)   Termination by the Employer for Cause. If the Employer terminates this
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          Agreement  for  cause,  the  Employee  will be entitled to receive his
          Basic Compensation only through the date such termination is effective, and will not be entitled to any other compensation or benefits for the calendar year during which such termination occurs or any subsequent calendar year.

     ii)  Termination  upon Disability or Death. If this Agreement is terminated
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          by either party as a result of the Employees disability, as determined under Section 9(b), or death, the Employer will pay the Employee his Basic Compensation through the remainder of the calendar month during which such termination is effective and for the three consecutive months thereafter.

     iii) Benefits.  The  Employees  accrual  of,  or  participation  in  plans
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          providing  for,  the  any  employment  benefits  other  than  Basic
          Compensation will cease at the effective date of the termination of this Agreement, and the Employee will be entitled to accrued benefits pursuant to such plans only as provided in such plans. The Employee will not receive, as part of his termination pay pursuant to this
          Section 9, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

                                    SECTION X

                                ENTIRE AGREEMENT

     This agreement constitutes the entire agreement between the parties relating to the subject matter, and supercedes all prior agreements, understandings or representations of the parties (oral or written) relating to the same subject matter. It is declared by the parties hereto that there are no oral agreements or undertakings between them affecting this Agreement.

                                   SECTION XI

              WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING

     This agreement may not be modified or amended except by written agreement signed by all the parties. No oral statement heretofore or hereafter made shall affect or change this agreement in any respect.

                                   SECTION XII

                  CONTRACT GOVERNED BY LAW OF STATE OF GEORGIA

     This agreement is made in Georgia, and it shall be construed, interpreted and enforced in accordance with Georgia law.

                                  SECTION XIII

                                     BENEFIT

     This agreement shall be binding on and inure to the benefit of the respective parties to this agreement and their executors, administrators, heirs, personal representatives, successors and assigns.

                                   SECTION XIV

                             JURISDICTION AND VENUE

     Any dispute hereunder shall be heard only in the Superior or State Court in Fulton County, Georgia, and the parties submit themselves to the jurisdiction of said courts.

                                   Section XV

                           Indemnity and Hold Harmless

     Employer agrees to indemnify and hold harmless Employee ("Indemnified Person") from and against any and all claims and causes of action asserted against Employee by any person or entity pertaining or relating to Employee's position as an Officer and Director of Employer, and will reimburse Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation and whether or not any Indemnified Person is a party (collectively, "Actions").

                                   CASCADE MOUNTAIN MINING COMPANY, INC., a Nevada corporation

                                   By:  /s/  Marc  Ebersole
                                   ------------------------
                                   Name:  Marc  Ebersole
                                   Title:  Chief  Executive  Officer

                                   Marc  Ebersole

                                   /s/  Marc  Ebersole
                                   ------------------------
                                   Marc  Ebersole

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